EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-224158) of Gannett Co., Inc.,
(2) Registration Statement (Form S-8 No. 333-236867) pertaining to the 2020 Omnibus Incentive Compensation Plan and the 2015 Omnibus Incentive Compensation Plan of Gannett Co., Inc.,
(3) Registration Statement (Form S-8 No. 333-251972) pertaining to the Performance Restricted Stock Unit Grant Agreement of Gannett Co., Inc.; and
(4) Registration Statement (Form S-8 on Form S-4 No. 333-233509) pertaining to the Gannett Co., Inc. 2015 Deferred Compensation Plan. the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan, and the Gannett Co., Inc. 401(k) Savings Plan;

of our reports dated February 26, 2021, with respect to the consolidated financial statements of Gannett Co., Inc., and the effectiveness of internal control over financial reporting of Gannett Co, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Tysons, Virginia
February 26, 2021
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